Exhibit K

JOINDER AGREEMENT TO

SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Second Amended and Restated Registration Rights Agreement, dated as of December 25, 2018 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Registration Rights Agreement”), by and among Dell Technologies Inc., Michael S. Dell, Susan Lieberman Dell Separate Property Trust, MSDC Denali Investors, L.P., MSDC Denali EIV, LLC, Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P., Venezio Investments Pte. Ltd., the Management Stockholders party thereto and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Registration Rights Agreement.

By executing and delivering this Joinder Agreement to the Registration Rights Agreement, the undersigned hereby adopts and approves the Registration Rights Agreement and agrees, effective commencing on the date hereof, to become a party to, and to be bound by and comply with the provisions of, the Registration Rights Agreement as a SLP Holder.

The undersigned acknowledges and agrees that Section 3.6 through Section 3.8 of the Registration Rights Agreement are incorporated herein by reference, mutatis mutandis.

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Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the 14th day of February, 2019.

SILVER LAKE PARTNERS V DE (AIV), L.P.

By:	Silver Lake Technology Associates V, L.P.,
its general partner

By:	SLTA V (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing
member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Managing Director

SILVER LAKE TECHNOLOGY INVESTORS V, L.P.

By:	Silver Lake Technology Associates V, L.P.,
its general partner

By:	SLTA V (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing
member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Managing Director

SL SPV-2, L.P.

By:	SLTA SPV-2, L.P., its general partner

By:	SLTA SPV-2 (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing
member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Managing Director

[Second Amended and Restated Registration Rights Agreement]

DENALI AIV HOLDINGS, L.P.

By:	SLTA SPV-2, L.P., its general partner

By:	SLTA SPV-2 (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing
member

By:	/s/ Egon Durban
Name:	Egon Durban
Title:	Managing Director

Address:	c/o Silver Lake Partners
2775 Sand Hill Road
Suite 100
Menlo Park, CA 94025
Attention:	Karen King
Facsimile:	(650) 233-8125
E-mail:	karen.king@silverlake.com

and

Address:	c/o Silver Lake Partners
9 West 57th Street, 32nd Floor
New York, NY 10019
Attention:	Andrew J. Schader
Facsimile:	(212) 981-3535
Email:	andy.schader@silverlake.com

[Second Amended and Restated Registration Rights Agreement]

AGREED AND ACCEPTED

As of the 14th day of February, 2019.

DELL TECHNOLOGIES INC.

By:	/s/ Janet M. Bawcom
Name:	Janet M. Bawcom
Title:	Senior Vice President and Assistant Secretary

[Second Amended and Restated Registration Rights Agreement]